NEWS FROM LAKELAND FINANCIAL CORPORATION
FOR IMMEDIATE RELEASE

Contact
Lisa M. O’Neill
Executive Vice President and Chief Financial Officer
(574) 267-9125
lisa.oneill@lakecitybank.com

Lakeland Financial to be added to the S&P SmallCap 600 Index

Warsaw, Indiana (July 29, 2021) – Lakeland Financial Corporation (Nasdaq Global Select/LKFN), parent company of Lake City Bank, will be added to the S&P SmallCap 600 Index after the close of trading on Tuesday, August 3, 2021.

David M. Findlay, President and Chief Executive Officer stated, “We are honored to be added to the S&P SmallCap 600 Index. Our inclusion in the index reflects the success of our long-term shareholder value creation strategy. The Lake City Bank team is proud of our unwavering focus on taking care of our communities, our clients, our employees, and, by extension, our shareholders.”

The S&P SmallCap 600 index is a stock market index established by Standard & Poor’s that measures the performance of the small-cap segment of the market and is composed of 600 constituent companies in the U. S. equities market. The index is designed to track companies that meet specific inclusion criteria to ensure that they are liquid and financially viable and are selected by the S&P 600 Index Committee to maintain index representation with the broader market.  According to Standard and Poor’s, to be eligible for inclusion in the index, a company should be a U.S. company, have a market cap between $750 million to $3.3 billion, maintain a public float of at least 10% of its shares outstanding, and its most recent quarter’s earnings and the sum of its trailing four consecutive quarters’ earnings must be positive. As of December 31, 2020, the index's median market cap was $1.26 billion and covered roughly three percent of the total U.S. stock market. As of July 28, 2021, LKFN’s market capitalization was $1.7 billion.

Lakeland Financial Corporation is a $6.2 billion bank holding company headquartered in Warsaw, Indiana. Lake City Bank, its single bank subsidiary, is the sixth largest bank headquartered in the state and the largest bank 100% invested in Indiana. Lake City Bank operates 50 offices in Northern and Central Indiana, delivering technology-driven and client-centric financial services solutions to individuals and businesses.

Information regarding Lakeland Financial Corporation may be accessed on the home page of its subsidiary, Lake City Bank, at lakecitybank.com. The company’s common stock is traded on the Nasdaq Global Select Market under “LKFN.”

This document contains, and future oral and written statements of the company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “continue,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. The company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain and, accordingly, the reader is cautioned not to place undue reliance on any forward-looking statements made by the company. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the company undertakes no obligation to update any statement in light of new information or future events. Numerous factors could cause the company’s actual results to differ from those reflected in forward-looking statements, including the effects of the COVID-19 pandemic, including its effects on our customers, local economic conditions, our operations and vendors, and the responses of federal, state and local governmental authorities, as well as those identified in the company’s filings with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K and quarterly reports on Form 10-Q.